Exhibit 99.1 Press release issued by Louisiana-Pacific Corporation on July 31, 2012, regarding quarter and six months ended June 30, 2012 results.

LP Reports Second Quarter 2012 Results

Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today results for the second quarter of 2012, which included the following:

•	Total sales for the second quarter of $428 million were higher by 18% percent compared to a year ago.

•	Loss from continuing operations was $37 million ($0.27 per diluted share).

•	Non-GAAP adjusted income from continuing operations was $3 million ($0.02 per diluted share).

•	Adjusted EBITDA from continuing operations for the second quarter was $37 million compared to a loss of $4 million in the second quarter of 2011.

•	Cash and cash equivalents were $427 million as of June 30, 2012.

"We are pleased that LP returned to profitability in the second quarter, after adjusting for the costs associated with our successful debt refinancing,” said Curt Stevens, CEO. “Higher OSB prices and volume and continued volume growth in our Siding business were the primary drivers for the improvement in our results.”

For the quarter ended June 30, 2012, LP reported net sales of $428 million, an increase from $362 million in the second quarter of 2011. For the second quarter, the company reported an operating income of $19 million as compared to a loss of $24 million in the second quarter of 2011. The results for the second quarter of 2012 include an early debt extinguishment charge of $52 million associated with its recent financing.

For the second quarter of 2012, LP reported a loss from continuing operations of $37 million, or $0.27 per diluted share, as compared to a loss from continuing operations of $33 million, or $0.25 per diluted share for the second quarter of 2011.

ORIENTED STRAND BOARD (OSB) SEGMENT

LP's OSB segment manufactures and distributes OSB structural panel products. LP is currently operating seven facilities and has indefinitely curtailed three other facilities due to market conditions. The OSB segment reported net sales for the second quarter of 2012 of $195 million, an increase from $141 million of net sales in the second quarter of 2011. For the second quarter of 2012, the OSB segment reported an operating income of $17 million compared with a loss of $23 million in the second quarter of 2011. For the second quarter, LP realized an increase of $39 million in adjusted EBITDA from continuing operations for this segment compared to the second quarter of 2011. For the second quarter of 2012 compared to the second quarter of 2011, sales volumes were up 13 percent with sales price increasing by 22 percent. The increase in sales price accounted for approximately a $33 million increase in both operating results and adjusted EBITDA from continuing operations.

SIDING SEGMENT

LP's Siding segment consists of SmartSide siding as well as LP's prefinished Canexel siding line. These products are used in new construction as well as in the repair and remodeling markets. The Siding segment reported net sales of $137 million in the second quarter of 2012, an increase of 16 percent from $119 million in the year-ago second quarter. For the second quarter of 2012, the Siding segment reported operating income of $19 million compared to $11 million in the year-ago quarter. For the second quarter, LP reported $24 million in adjusted EBITDA from continuing operations for this segment, an increase of $8 million compared to the second quarter of 2011.

ENGINEERED WOOD PRODUCTS SEGMENT (EWP)

The EWP segment is comprised of I-Joist (IJ), Laminated Veneer Lumber and Laminated Strand Lumber (LVL and LSL). These products are principally used in new construction. EWP sales in the second quarter of 2012 totaled $52 million, a slight decrease from a year ago. Operating losses was $3 million for both the second quarter of 2012 and for the second quarter of 2011. For the second quarter, LP realized a decrease in adjusted EBITDA from continuing operations for this segment compared to the second quarter of 2011.

SOUTH AMERICA SEGMENT

The South American segment consists of OSB mills located in Chile and Brazil. South America sales in the second quarter of 2012 totaled $43 million, an increase of 8 percent from $40 million in the year-ago second quarter. For the second quarter of 2012, the South America segment reported an operating income of $4 million. For the second quarter, LP reported $6 million in adjusted EBITDA from continuing operations for this segment, a slight decrease compared to the second quarter of 2011.

COMPANY OUTLOOK

"Going into the second half of the year, we remain cautiously optimistic. Though it appears that the general economy may be slowing, housing activity continues to improve , " concluded

Stevens.

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers. Visit LP's web site at www.lpcorp.com for additional information on the company as well as reconciliation of non-GAAP results.
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FORWARD LOOKING STATEMENTS
This news release contains statements concerning Louisiana-Pacific Corporation's (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company's products, and prices for structural products; the availability, cost and other terms of capital; the efficiency and consequences of operations improvement initiatives and cash conservation measures; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
FINANCIAL AND QUARTERLY DATA
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net sales	$427.8	$362.4	$789.3	$694.1

Income (loss) from operations	$19.0	$(23.6)	$16.9	$(41.8)

Loss from continuing operations before taxes and equity in losses of unconsolidated affiliates	$(45.5)	$(33.9)	$(56.1)	$(60.3)

Non-GAAP Adjusted income (loss) from continuing operations	$2.8	$(25.6)	$(6.0)	$(41.9)

Loss from continuing operations	$(37.2)	$(32.9)	$(48.4)	$(55.8)

Net loss attributed to LP	$(37.3)	$(35.5)	$(48.6)	$(58.5)

Net loss per share - basic and fully diluted	$(0.27)	$(0.27)	$(0.35)	$(0.45)

Average shares of stock outstanding - basic and fully diluted	137.0	131.4	136.8	131.3

CONSOLIDATED STATEMENTS OF INCOME
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net sales	$427.8	$362.4	$789.3	$694.1
Operating costs and expenses:
Cost of sales	359.9	336.3	673.2	631.3
Depreciation and amortization	17.9	20.2	37.0	41.6
Selling and administrative	30.7	27.6	62.0	56.4
Loss on sale or impairment of long-lived assets, net	0.1	2.5	0.2	8.0
Other operating credits and charges, net	0.2	(0.6)	—	(1.4)
Total operating costs and expenses	408.8	386.0	772.4	735.9
Income (loss) from operations	19.0	(23.6)	16.9	(41.8)

Non-operating income (expense):
Interest expense, net of capitalized interest	(13.1)	(14.4)	(25.7)	(28.4)
Investment income	3.4	3.5	7.6	7.5
Early debt extinguishment	(52.2)	—	(52.2)	—
Other non-operating items	(2.6)	0.6	(2.7)	2.4
Total non-operating expense	(64.5)	(10.3)	(73.0)	(18.5)

Loss from continuing operations before taxes and equity in losses of unconsolidated affiliates	(45.5)	(33.9)	(56.1)	(60.3)
Benefit for income taxes	(11.1)	(8.4)	(12.3)	(15.2)
Equity in loss of unconsolidated affiliates	2.8	7.4	4.6	10.7
Loss from continuing operations	(37.2)	(32.9)	(48.4)	(55.8)

Loss from discontinued operations before taxes	(0.1)	(4.1)	(0.3)	(4.1)
Benefit for income taxes	—	(1.6)	(0.1)	(1.6)
Loss from discontinued operations	(0.1)	(2.5)	(0.2)	(2.5)

Net loss	(37.3)	(35.4)	(48.6)	(58.3)
Less: Net income attributed to non-controlling interest	—	0.1	—	0.2
Loss attributed to Louisiana-Pacific Corporation	$(37.3)	$(35.5)	$(48.6)	$(58.5)

Loss per share of common stock (basic):
Loss from continuing operations	$(0.27)	$(0.25)	$(0.35)	$(0.43)
Loss from discontinued operations	—	(0.02)	—	(0.02)
Net loss per share	$(0.27)	$(0.27)	$(0.35)	$(0.45)

Net loss per share of common stock (diluted):
Loss from continuing operations	$(0.27)	$(0.25)	$(0.35)	$(0.43)
Loss from discontinued operations	—	(0.02)	—	(0.02)
Net loss per share	$(0.27)	$(0.27)	$(0.35)	$(0.45)

Average shares of stock outstanding - basic	137.0	131.4	136.8	131.3
Average shares of stock outstanding - diluted	137.0	131.4	136.8	131.3

Amounts attributed to LP Corporation common shareholders
Loss from continuing operations, net of tax	$(37.2)	$(33.0)	$(48.4)	$(56.0)
Loss from discontinued operations, net of tax	(0.1)	(2.5)	(0.2)	(2.5)
	$(37.3)	$(35.5)	$(48.6)	$(58.5)

CONDENSED CONSOLIDATED BALANCE SHEETS
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	June 30, 2012	December 31, 2011
ASSETS
Cash and cash equivalents	$427.1	$340.0
Receivables	99.6	65.1
Income tax receivable	3.0	3.5
Inventories	203.5	163.6
Prepaid expenses and other current assets	8.7	5.7
Deferred income taxes	17.0	17.0
Current portion of notes receivable from asset sales	101.4	10.0
Assets held for sale	43.5	51.9
Total current assets	903.8	656.8

Timber and timberlands	40.8	45.5

Property, plant and equipment, at cost	2,027.8	2,028.1
Accumulated depreciation	(1,278.8)	(1,245.9)
Net property, plant and equipment	749.0	782.2

Notes receivable from asset sales	432.2	523.5
Long-term investments	1.0	0.7
Restricted cash	11.9	12.9
Investments in and advances to affiliates	76.7	79.1
Deferred debt costs	9.8	8.9
Other assets	27.0	26.3
Long-term deferred tax asset	4.0	4.0
Total assets	$2,256.2	$2,139.9

LIABILITIES AND EQUITY
Current portion of long-term debt	$6.5	$5.3
Current portion of limited recourse notes payable	97.9	7.9
Accounts payable and accrued liabilities	150.6	122.3
Current portion of contingency reserves	4.0	4.0
Total current liabilities	259.0	139.5

Long-term debt, excluding current portion	784.4	715.9
Contingency reserves, excluding current portion	16.1	17.2
Other long-term liabilities	142.4	160.4
Deferred income taxes	98.3	106.0

Stockholders’ equity:
Common stock	149.9	149.8
Additional paid-in capital	539.5	549.9
Retained earnings	633.2	681.8
Treasury stock	(261.2)	(274.4)
Accumulated comprehensive loss	(105.4)	(106.2)
Total stockholders’ equity	956.0	1,000.9
Total liabilities and stockholders’ equity	$2,256.2	$2,139.9

CONDENSED CONSOLIDATED CASH FLOW STATEMENT
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(37.3)	$(35.4)	$(48.6)	$(58.3)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	17.9	20.2	37.0	41.6
Loss from unconsolidated affiliates	2.8	7.4	4.6	10.7
Loss on sale or impairment of long-lived assets	0.1	2.5	0.2	8.0
Other operating credits and charges, net	0.2	(1.5)	—	(1.5)
Stock-based compensation related to stock plans	1.6	1.3	4.3	4.8
Exchange loss on remeasurement	(1.2)	0.2	(0.9)	2.7
Early debt extinguishment	52.2	—	52.2	—
Cash settlement of contingencies	(0.6)	(0.4)	(1.2)	(0.9)
Cash settlements of warranties, net of accruals	(1.5)	2.3	(3.9)	1.1
Pension expense, net	2.5	0.4	4.1	0.4
Non-cash interest expense, net	0.8	2.3	1.4	3.7
Other adjustments, net	1.2	2.6	1.1	2.8
(Decrease) increase in receivables	5.7	5.8	(34.9)	(24.7)
Decrease (increase) in income tax receivable	(0.7)	13.4	(0.6)	4.7
Decrease (increase) in inventories	9.8	29.2	(36.0)	(20.6)
Decrease in prepaid expenses	(4.9)	(5.3)	(3.0)	(2.9)
Increase (decrease) in accounts payable and accrued liabilities	9.7	(4.0)	19.4	(2.3)
Decrease in deferred income taxes	(11.2)	(11.6)	(12.5)	(8.3)
Net cash provided by (used in) operating activities	47.1	29.4	(17.3)	(39.0)
CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(4.2)	(5.6)	(6.8)	(8.0)
Investments and advances to joint ventures	1.1	(1.1)	(1.9)	(3.1)
Proceeds from sales of assets	0.2	0.3	9.1	0.3
Decrease in restricted cash under letters of credit/credit facility	0.1	8.1	1.0	16.4
Net cash provided by (used in) investing activities	(2.8)	1.7	1.4	5.6
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	350.0	—	350.0	—
Repayment of long-term debt	(242.1)	(0.1)	(242.1)	(0.1)
Short term borrowings, net of repayments	—	4.5	—	4.5
Sale of common stock under equity plans	0.4	—	0.4	—
Redemption of non-controlling interest	—	(24.0)	—	(24.0)
Payment of debt issuance fees	(6.3)	(1.0)	(6.3)	(1.0)
Net cash provided by (used in) financing activities	102.0	(20.6)	102.0	(20.6)
EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	0.3	2.3	1.0	(1.3)
Net increase (decrease) in cash and cash equivalents	146.6	12.8	87.1	(55.3)
Cash and cash equivalents at beginning of period	280.5	321.2	340.0	389.3
Cash and cash equivalents at end of period	$427.1	$334.0	$427.1	$334.0

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SELECTED SEGMENT INFORMATION
(Dollar amounts in millions) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
Dollar amounts in millions	2012	2011	2012	2011
Net sales:
OSB	$194.9	$140.6	$344.4	$272.6
Siding	137.0	118.6	250.1	224.7
Engineered Wood Products	51.7	53.6	100.3	101.9
South America	42.7	39.5	85.1	74.9
Other	10.7	10.4	20.8	20.9
Intersegment sales	(9.2)	(0.3)	(11.4)	(0.9)
	$427.8	$362.4	$789.3	$694.1
Operating profit (loss):
OSB	$17.0	$(22.9)	$16.7	$(32.0)
Siding	19.4	11.3	36.1	24.0
Engineered Wood Products	(3.4)	(3.2)	(6.3)	(8.7)
South America	3.6	4.2	6.7	7.9
Other	(1.9)	(2.0)	(2.5)	(2.6)
Other operating credits and charges, net	(0.2)	0.6	—	1.4
Loss on sale or impairment of long-lived assets	(0.1)	(2.5)	(0.2)	(8.0)
General corporate and other expenses, net	(18.2)	(16.5)	(38.2)	(34.5)
Foreign currency gains (losses)	(2.6)	0.6	(2.7)	2.4
Early debt extinguishment	(52.2)	—	(52.2)	—
Investment income	3.4	3.5	7.6	7.5
Interest expense, net of capitalized interest	(13.1)	(14.4)	(25.7)	(28.4)
Loss from continuing operations before taxes	(48.3)	(41.3)	(60.7)	(71.0)
Benefit for income taxes	(11.1)	(8.4)	(12.3)	(15.2)
Loss from continuing operations	$(37.2)	$(32.9)	$(48.4)	$(55.8)

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SUMMARY OF PRODUCTION VOLUMES (1)
The following table sets forth production volumes for the quarter and six months ended June 30, 2012 and 2011.

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Oriented strand board, million square feet 3/8" basis(1)	922	810	1,721	1,578
Oriented strand board, million square feet 3/8" basis (produced by wood-based siding mills)	51	41	96	87
Wood-based siding, million square feet 3/8" basis	236	201	476	422
Engineered I-Joist, million lineal feet(1)	18	16	32	29
Laminated veneer lumber (LVL), thousand cubic feet(1) and laminated strand lumber (LSL), thousand cubic feet	1,723	1,727	3,412	3,356

(1) Includes volumes produced by joint venture operations or under sales arrangements and sold to LP.